ESSENTIAL PORTFOLIO MODERATE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Total Investments 99.9%

Shares

Value

(Cost $52,298,909)

$

_________

51,148,658

MUTUAL FUNDS † 99.8%

Other Assets in Excess of

Rydex Series - International

Liabilities – 0.1%

$

_________

52,305

Rotation Fund

450,324

$    10,199,848

Net Assets – 100.0%

$

51,200,963

Rydex Series Funds -

*

Non-Income Producing Security.

Managed Futures Strategy

†

A-Class shares of Affiliated Funds.

Fund*

257,456

7,394,126

Rydex Series Funds - Sector

Rotation Fund*

419,045

6,130,627

Rydex Series Funds -

Government Long Bond

1.2x Strategy Fund

464,693

5,246,385

Rydex Series Funds - Large-

Cap Growth Fund*

177,143

4,483,485

Rydex Series Funds -

Absolute Return Strategies

Fund

161,624

4,129,503

Rydex Series Funds -

Commodities Strategy

Fund

63,153

2,635,369

Rydex Series Funds - U.S.

Government Money

Market Fund

2,589,733

2,589,733

Rydex Series Funds - Real

Estate Fund

80,390

2,456,723

Rydex Series Funds - Large-

Cap Value Fund

125,162

2,161,549

Rydex Series Funds - Nova

Fund

57,221

1,362,444

Rydex Series Funds - Hedged

Equity Fund

56,131

1,330,857

Rydex Series Funds - Russell

2000® 1.5x Strategy Fund

33,774

________

960,528

Total Mutual Funds

(Cost $52,231,428)

________

51,081,177

Face

Amount

REPURCHASE AGREEMENT

0.1%

Collateralized by obligations of

the U.S Treasury or U.S.

Government Agencies

Lehman Brothers Holdings,

Inc. issued 06/30/08 at 0.25%

due 07/01/08

$

67,481

$

________

67,481

Total Repurchase Agreements

(Cost $67,481)

________

67,481

1